SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        ___________________


                            FORM 8-K/A

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
                          February 16, 1999


                         CBRL GROUP, INC.
      (Exact name of Registrant as specified in its Charter)


Tennessee                 0-25225                  62-1749513
(State or other      (Commission File No.)      (IRS Employer
jurisdiction of                             Identification Number)
incorporation)


        305 Hartmann Drive, Lebanon, Tennessee         37087
       (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code:
                         (615) 444-5533



                               N/A
   (Former name or former address, if changed since last report)

Item 7.     Financial Statements and Exhibits

(a), (b)    No financial statements are required by this item with
respect to the acquisition described in Item 2 of this form under Rule 3-05 of Regulation S-X. However, the following audited consolidated financial statements of Logan's Roadhouse, Inc. for fiscals year ended December 27, 1998 and December 28, 1997 are included by the registrant at its option because the registrant believes they may be of importance to security holders.














                       LOGAN'S ROADHOUSE, INC.

                        Financial Statements

               December 27, 1998 and December 28, 1997

             (With Independent Auditors' Report Thereon)

                    Independent Auditors' Report


The Board of Directors
Logan's Roadhouse, Inc.:


     We have audited the accompanying balance sheets of Logan's Roadhouse, Inc. as of December 27, 1998 and December 28, 1997, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logan's Roadhouse, Inc. as of December 27, 1998 and December 28, 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 27, 1998, in conformity with generally accepted accounting principles.




/s/KPMG LLP
---------------------

January 27, 1999, except as to Note 12
which is as of February 16, 1999


                               LOGAN'S ROADHOUSE, INC.

                                   Balance Sheets

                        December 27, 1998 and December 28, 1997

             Assets                              1998      1997
Current assets:
  Cash and cash equivalents                    $  3,320,546   6,466,775
  Investments, at amortized cost (note 2)                 0  17,900,052
  Interest receivable                                     0     115,304
  Accounts receivable                             1,065,954     697,319
  Inventories                                       830,400     471,150
  Preopening costs                                3,222,949     923,225
  Prepaid expenses and other current assets       1,452,221     762,185
                                                -----------   ----------
    Total current assets                          9,892,070   27,336,010

Investments, at amortized cost (note 2)           1,036,095            0
Property and equipment, net (note 3)             88,770,115   51,075,003
Other assets                                        401,968      112,198
                                                -----------   ----------
    Total assets                               $100,100,248   78,523,211
                                                ===========   ==========
Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable                             $  4,012,402    2,402,763
  Accrued payroll and related expenses            3,828,294    1,466,149
  Deferred revenue                                  859,977      492,804
  Income taxes payable (note 7)                       3,344      280,458
  Accrued state and local taxes                   1,099,210      732,338
  Deferred income taxes (note 7)                  1,225,605      332,178
                                                -----------   ----------
    Total current liabilities                    11,028,832    5,706,690

Long-term debt                                    6,176,000            0
Deferred income taxes (note 7)                    2,091,232    1,191,299
                                                -----------   ----------
    Total liabilities                            19,296,064    6,897,989

Shareholders' equity (note 6):
  Common stock, $0.01 par value;
    15,000,000 shares
    authorized; 7,199,150 and
    7,142,418 shares issued and
    outstanding in 1998 and 1997,
    respectively                                     71,992       71,424
  Additional paid-in capital                     60,845,755   60,048,611
  Retained earnings                              19,886,437   11,505,187
                                                -----------   ----------
    Total shareholders' equity                   80,804,184   71,625,222
                                                -----------   ----------
Commitments and contingencies (notes 5,
  10 and 12)

    Total liabilities and shareholders' equity $100,100,248   78,523,211
                                                ===========   ==========

See accompanying notes to financial statements.



                          LOGAN'S ROADHOUSE, INC.

                           Statements of Earnings

         Years ended December 27, 1998, December 28, 1997, and December 29, 1996

                                        1998       1997         1996
Net restaurant sales                 $101,025,075 66,530,400  41,044,121

Costs and expenses:
  Cost of restaurant sales:
   Food and beverage                   33,118,074 21,884,389  13,661,800
   Labor and benefits                  28,954,487 18,583,426  11,211,976
   Occupancy and other                 15,258,963  9,548,697   5,974,489
   Depreciation and amortization        5,189,522  3,597,666   1,869,502
  General and administrative expenses   5,318,455  3,567,647   2,449,029
                                       ---------- ----------  -----------
                                       87,839,501 57,181,825  35,166,796
                                       ---------- ----------  -----------
    Income from operations             13,185,574  9,348,575   5,877,325

Other income (expense):
  Interest income                         331,736    600,614     378,097
  Franchise income (note 8)               305,902    204,079     124,742
  Interest expense                              0          0     (69,606)
  Merger transaction costs (note 12)     (615,389)         0           0
                                       ---------- ----------  -----------
                                           22,249    804,693     433,233
                                       ---------- ----------  -----------
   Earnings before income taxes        13,207,823 10,153,268   6,310,558

Income tax expense (note 7)             4,826,573  3,517,750   2,161,997
                                       ---------- ----------  -----------
    Net earnings                     $  8,381,250  6,635,518   4,148,561
                                       ========== ========== ===========
Net earnings per share:
  Basic                              $       1.17       1.02        0.73
                                       ========== ========== ===========
  Diluted                            $       1.14       0.99        0.71
                                       ========== ========== ===========

See accompanying notes to financial statements.


                             LOGAN'S ROADHOUSE, INC.

                        Statements of Shareholders' Equity

           Years ended December 27, 1998, December 28, 1997, and December 29, 1996


                                                          Additional
                                   Common    Paid-in      Retained
                                   Stock     Capital      Earnings      Total
Balance at December 31, 1995      $ 47,175   14,286,310     721,108     15,054,593

  Net earnings                           0            0   4,148,561      4,148,561

  Net proceeds from issuance of
   1,293,750 shares of common stock 12,937   20,760,086           0     20,773,023

  Net proceeds from exercise of
   2,555 stock options and related
   tax benefits                         26       25,630           0        25,656
                                   -------   ----------   ---------   -----------
Balance at December 29, 1996        60,138   35,072,026   4,869,669    40,001,833

  Net earnings                           0            0   6,635,518     6,635,518

  Net proceeds from issuance of
    1,100,000 shares of common
    stock                           11,000   24,555,019           0    24,566,019

  Net proceeds from exercise of
    28,634 stock options and
    related tax benefits               286      421,566           0       421,852
                                   -------   ----------   ---------   -----------
Balance at December 28, 1997        71,424   60,048,611  11,505,187    71,625,222

  Net earnings                           0            0   8,381,250     8,381,250

  Net proceeds from exercise of
    56,732 stock options
    and related tax benefits           568      797,144           0       797,712
                                   -------   ----------   ---------   -----------
Balance at December 27, 1998      $ 71,992   60,845,755  19,886,437    80,804,184
                                   =======   ========== ===========   ============

See accompanying notes to financial statements.



                               LOGAN'S ROADHOUSE, INC.

                              Statements of Cash Flows

         Years Ended December 27, 1998, December 28, 1997, and December 29, 1996


                                                 1998            1997           1996
Cash flows from operating activities:

   Net earnings                                $   8,381,250    6,635,518      4,148,561
   Adjustments to reconcile net earnings
     to net cash provided by operating
       activities:
         Depreciation and amortization of
          property and equipment                   3,011,444    1,912,588      1,054,031
         Amortization of preopening costs          2,178,079    1,685,078        815,471
         Net amortization and (accretion) of
          premiums and discounts on
           investment securities                           0       81,043       (232,352)
         Deferred income tax provision             1,793,360      575,649        626,628
         Change in assets and liabilities:
            Interest receivable                      115,304       33,357       (137,597)
            Accounts receivable                     (368,635)    (344,069)      (168,375)
            Inventories                             (359,250)    (220,568)       (92,644)
            Preopening costs deferred             (4,477,803)  (1,776,740)    (1,271,020)
            Prepaid expenses and other current
             assets                                 (690,036)    (491,829)       (37,568)
            Other assets                            (139,770)     (40,325)       (15,856)
            Accounts payable and accrued payroll
             and related expenses                  3,971,784      329,085      2,366,303
            Deferred revenue                         319,078      100,428        152,417
            Income taxes payable                    (277,114)     191,295         56,117
            Accrued state and local taxes            366,872      244,266         37,597
                                                  ----------    ---------      ---------
               Net cash provided by operating
                 activities                       13,824,563    8,914,776      7,301,713
                                                  ----------    ---------      ---------
Cash used by investing activities:
   Additions to property and equipment           (42,155,074) (19,295,817)   (18,145,511)
   Proceeds from sale of property                  1,346,613            0              0
   Purchases of investments                       (5,804,129) (29,435,362)   (19,000,000)
   Proceeds from maturities of investments        22,668,086   20,515,000     10,171,619
                                                  ----------    ---------      ---------
               Net cash used by investing
                activities                       (23,944,504) (28,216,179)   (26,973,892)
                                                  ----------    ---------      ---------
Cash flows from financing activities:
   Net proceeds from issuance of common stock              0   24,566,019     20,773,023
   Net proceeds from exercise of stock options       797,712      421,852          9,002
   Net proceeds from long-term debt obligations    6,176,000            0              0
   Payments on long-term obligations                       0            0     (2,579,251)
                                                  ----------    ---------      ---------
               Net cash provided by financing
                activities                         6,973,712   24,987,871     18,202,774
                                                  ----------    ---------      ---------
Net increase (decrease) in cash and cash
  equivalents                                     (3,146,229)   5,686,468     (1,469,405)

Cash and cash equivalents at beginning of year     6,466,775      780,307      2,249,712
                                                  ----------    ---------      ---------
Cash and cash equivalents at end of year      $    3,320,546    6,466,775        780,307
                                                ----------    ---------      ---------
                                                  ----------    ---------      ---------
Supplemental disclosures:
   Cash paid for interest                         $   36 500            0         69,606
   Cash paid for income taxes                      3,221,742    2,696,551      1,416,000
   Note received as consideration on asset sale      150,000            0              0
                                                  ----------    ---------      ---------
                                                  ----------    ---------      ---------
See accompanying notes to financial statements.


(1)  Summary of Significant Accounting Policies

     (a)  Organization

          At December 27, 1998, Logan's Roadhouse, Inc. (the Company), operated forty-one Company-owned restaurants and had four restaurants under franchise agreements.
          The Company's concept is intended to offer casual dining customers a relaxed environment that is both lively and entertaining. The Company's restaurants are located in mid-sized metropolitan markets and smaller markets in the Southeastern and Midwestern areas of the United States. See note 12.

          The Company was formed on March 30, 1995 for the purpose of acquiring the partnership interests of Logan's Partnership (the Predecessor) pursuant to an exchange agreement between the Company and the partners of the Predecessor. Such exchange took place immediately prior to the initial public offering of the Company's common stock on July 26, 1995. The Predecessor commenced operations on August 10, 1992 to own, develop and manage an existing Logan's Roadhouse restaurant and to acquire and develop additional restaurant locations.

          The Company's fiscal year ends on the last Sunday in December. Fiscal years 1998, 1997 and 1996 were comprised of 52 weeks.

     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Cash and Cash Equivalents

          The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (d)  Investments

          Investment securities consist of municipal and corporate debt securities. The Company classifies its debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

          Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

          A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

     (e)  Inventories

          Inventories are valued at the lower of cost (first-in, first-out method) or market and consist primarily of food, beverages and supplies. The Company maintains its inventory at a level which management believes is sufficient to meet customer sales volume.

     (f)  Preopening Costs

          Preopening costs represent costs incurred prior to a restaurant opening. These costs are capitalized and amortized over a 12-month period commencing the date the restaurant opens.

          On April 13, 1998, the AICPA Accounting Standards Executive Committee (AcSEC) issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activity. SOP 98-5 is effective for financial statements issued for fiscal years beginning after December 15, 1998. The SOP requires that costs incurred during a start-up activity (including organization costs) be expensed as incurred. The Company will adopt SOP 98-5 effective December 28, 1998. As a result, the Company will recognize, as a cumulative effect of a change in accounting principle, a charge equal to the after tax effect of the unamortized preopening costs recorded on the accompanying balance sheet at December 27, 1998, and expense such costs as incurred thereafter.

     (g)  Property and Equipment

          Property and equipment are stated at cost. Depreciation on property and equipment is calculated on a straight-line method over the following estimated useful lives: building and building improvements - 30 years, and furniture, fixtures and equipment - five to ten years. Leasehold improvements are amortized over the shorter of the asset's estimated useful life or the lease term. Gains or losses are recognized upon the disposal of property and equipment and the asset and related accumulated depreciation and amortization are removed from the accounts. Maintenance and repairs are charged to costs and expenses as incurred.

     (h)  Deferred Revenue

          Deferred revenue consists of gift certificates sold, but unredeemed and unearned franchise fees.

     (i)  Advertising Costs

          The Company expenses advertising costs as incurred.

     (j)  Franchise Income

          Franchise fees are recognized when the Company's obligated services are substantially performed and the franchisee's restaurant has opened for business.
          Monthly franchise royalties are recognized on an accrual basis and related costs are expensed when incurred. Franchise expenses are included in general and administrative expenses on the accompanying statements of earnings.

     (k)  Income Taxes

          The Company provides for income taxes in accordance with the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (l)  Earnings Per Share Data

          The Company adopted Statement of Financial Accounting Standards (SFAS) No. 128 Earnings Per Share, during the fourth quarter of 1997. Accordingly, all prior period earnings per share data has been restated in accordance with SFAS No. 128. Basic earnings per share data has been computed on the basis of the weighted average number of shares outstanding and diluted earnings per share data has been computed on the basis of the weighted average number of shares outstanding, including stock equivalents, which consist of stock options.

     (m)  Fair Value of Financial Instruments

          The fair values of the financial instruments are estimates based upon current market conditions and quoted market prices for the same or similar instruments as of December 27, 1998 and December 28, 1997. Book value approximates fair value for substantially all of the Company's assets and liabilities which fall under the definition of financial instruments.

     (n)  Stock Option Plan

          Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

     (o)  Impairment of Long-Lived Assets and Long-Lived Assets to
          Be Disposed Of
          The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement had no impact on the Company's financial position, results of operations, or liquidity.

     (p)  Comprehensive Income

          The Company had no items of other comprehensive income during the three-year period ended December 27, 1998.
          Thus, comprehensive income was comprised solely of net earnings.

(2)  Investment Securities

      The Company classifies investment securities at December 27, 1998 and December 28, 1997 as held-to-maturity. The amortized cost, gross unrealized holding gains, gross unrealized holding losses, and approximate fair values for investment securities by major security type and class at such dates were as follows:


                                    December 27, 1998
                       -------------------------------------------
                                     Gross       Gross
                                   Unrealized  Unrealized
                       Amortized     Holding    Holding    Fair
                          Cost       Gains       Losses    Value
                       ---------   ----------  ----------  -----

Held-to-maturity:
 Corporate securities $ 1,036,095     - -     (15,525)   1,020,570
                       ----------  ----------  ------    ---------
                       ----------  ----------  ------    ---------

                                    December 28, 1997
                       -------------------------------------------
                                     Gross       Gross
                                   Unrealized  Unrealized
                       Amortized     Holding    Holding    Fair
                          Cost       Gains       Losses    Value
                       ---------   ----------  ----------  -----

Held-to-maturity:
 Municipal securities 9,164,691      3,090        - -    9,167,781
 Corporate securities 8,735,361       - -        (302)   8,735,059
                     ----------  ---------     ------    ---------

                     17,900,052      3,090       (302)  17,902,840
                     ----------  ---------     ------    ---------
                     ----------  ---------     ------    ---------

Maturities of debt securities are as follows:

                    December 27, 1998        December 28, 1997
                 ------------------------  ----------------------
                  Amortized      Fair      Amortized      Fair
                    Cost         Value       Cost         Value
                 -----------  -----------  ----------  ----------

Due within one
 year           $    - -          - -      17,900,052  17,902,840
Due after one
 year            1,036,095     1,020,570      - -         - -
                 ---------     ---------   ----------  ----------
                $1,036,095     1,020,570   17,900,052 17,902,840
                 ---------     ---------   ----------  ----------
                 ---------     ---------   ----------  ----------

(3) Property and Equipment

    Property and equipment at December 27, 1998 and December 28,
    1997, consist of the following:

                                       1998             1997
                                   ------------    -------------

Land                               $26,473,933      14,636,730
Building and building improvements  29,180,503      15,750,182
Furniture, fixtures and equipment   18,705,470      11,126,312
Leasehold improvements              16,538,828       9,779,559
Construction in progress             4,582,097       3,556,435
                                    ----------      ----------

                                    95,480,831      54,849,218
Less accumulated depreciation       (6,710,716)     (3,774,215)
                                    ----------      ----------

                                   $88,770,115     $51,075,003
                                    ----------      ----------
                                    ----------      ----------

(4)  Long-term Obligations

     The Company is party to a loan agreement dated February 16, 1996, as amended through December 24, 1998, whereby the Company has available a secured $17,000,000 revolving line of credit. Interest accrues at an annual rate equal to the bank's index rate or a rate equal to LIBOR plus 150 basis points. In addition, the Company pays an annual commitment fee equal to 20 basis points on the unfunded portion of the line. The loan agreement is subject to certain financial and non-financial covenants. Amounts outstanding under the line of credit at December 27, 1998 totaled $6,176,000. The line of credit matures on December 31, 1999. Interest costs incurred during fiscal year 1998 totaling $36,500 were capitalized to property and equipment as such advances were used to finance the construction of restaurant facilities.

(5)  Lease Commitments

     The Company has various leases for its corporate offices and certain restaurant land and buildings under operating lease agreements. Under these leases, the Company pays taxes, insurance and maintenance costs in addition to the lease payments. Certain of these leases provide for additional contingent rentals based on a percentage of sales in excess of a minimum rent.

     Future minimum lease payments at December 27, 1998, are as follows:

                                                   Operating
                                                     Leases
                                                   ---------
        1999                                      $1,814,267
        2000                                       1,628,400

        2001                                       1,628,919
        2002                                       1,607,897
        2003                                       1,571,840

        Thereafter                                19,596,138
                                                  ----------
        Total minimum rentals                    $27,847,461
                                                  ----------
                                                  ----------
      Rent expense for operating leases for each of the years in the three-year period ending December 27, 1998 is as follows:

                                 1998        1997       1996
                              ---------   ---------  ---------

Minimum rentals              $ 1,343,559   889,787    561,469
Contingent rentals               141,949   119,743    102,846

                               --------- ---------    -------

                             $ 1,485,508 1,009,530    664,315
                               --------- ---------    -------
                               --------- ---------    -------


(6)  Shareholders' Equity

      (a)  Public Offerings

           In July 1997, the Company completed an equity offering of 1,100,000 shares of its common stock and received net proceeds of $24,566,019.

           In June 1996, the Company distributed a three-for-two stock split effected in the form of a 50% stock dividend on outstanding shares. All common shares and per share data included in the financial statements and footnotes thereto have been restated to reflect the stock split.

           In April 1996, the Company completed a secondary public offering of its common stock in which 1,293,750 shares were sold by the Company for net proceeds of $20,773,023. In addition, 207,000 shares were sold by certain shareholders of the Company.

      (b)  Stock Options

           In May 1995, the Company adopted the Logan's Roadhouse, Inc. 1995 Incentive Stock Plan and the 1995 Non-Employee Director Stock Option Plan. During March 1998, the Company amended the 1995 Incentive Stock Plan to increase the number of authorized shares available to 922,500 shares of common stock for issuance pursuant to options to be granted under the Incentive Stock Plan. A number of shares equal to 2% of the outstanding shares of common stock currently outstanding have been reserved for the Non-Employee Director Stock Option Plan. As of December 27, 1998, a total of 1,066,483 shares of common stock have been reserved for both plans. Options are granted at a price not less than fair market value at the date of grant. Non-employee director stock options vest one year from the date of grant, and employee options vest twenty-five percent per year commencing one year from the date of grant.

           At December 27, 1998, there were 280,202 shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 1998, 1997 and 1996 was $8.99, $13.98 and $8.24, respectively, on the date of grant using the Black Scholes option-pricing model. The following weighted-average assumptions were used for 1998, 1997 and 1996: expected dividend yield 0%, risk-free interest rate of 6.0% and an expected life of five years. An expected volatility used for 1998, 1997 and 1996 was 60.3%, 60.2% and 52.3%, respectively.

           The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                               1998          1997         1996
                            ---------     ---------    ---------
As reported:
   Net earnings            $8,381,250     6,635,518    4,148,561
                            ---------     ---------    ---------
                            ---------     ---------    ---------
  Earnings per share -
    basic                       $1.17          1.02         0.73
                            ---------     ---------    ---------
                            ---------     ---------    ---------
  Earnings per share -
    diluted                     $1.14          0.99         0.71
                            ---------     ---------    ---------
                            ---------     ---------    ---------
Pro forma SFAS No. 123:
  Net earnings             $7,345,511     6,005,411    3,816,704
                            ---------     ---------    ---------
                            ---------     ---------    ---------
  Earnings per share -
   basic                        $1.02          0.92         0.68
                            ---------     ---------    ---------
                            ---------     ---------    ---------
  Earnings per share -
   diluted                      $1.00          0.89         0.66
                            ---------     ---------    ---------
                            ---------     ---------    ---------

           The following table summarizes the transactions pursuant to the Plans for each of the years in the three-year period ended December 27, 1998:

                                                      Weighted
                                                       Average
                                        Number        Exercise
                                      of Shares         Price
                                      ----------     ----------
           Outstanding at
            December 31, 1995          327,450          $9.05
              Granted                  182,350          15.76
              Exercised                  3,748           9.00
              Canceled                  17,663           9.00
                                       -------          -----
          Outstanding at
           December 29, 1996           488,389          11.50
              Granted                  102,400          24.49
              Exercised                 28,634           9.62
              Canceled                  10,064          11.53
                                       -------          -----
          Outstanding at
           December 28, 1997           552,091          14.04
              Granted                  280,850          17.12
              Exercised                 56,732           9.71
              Canceled                  79,042          14.69
                                       -------          -----
         Outstanding at
          December 27, 1998            697,167         $15.58
                                       -------          -----
                                       -------          -----


           The following table summarizes information about stock options outstanding at December 27, 1998:

                                  Options Outstanding                  Options Exercisable
                          --------------------------------------   --------------------------
                                          Weighted
                                           Average                                 Weighted
                           Number        Remaining       Average       Number       Average
                        Outstanding     Contractual     Exercise    Exercisable    Exercise
Exercise Price          at 12/27/98        Life          Price      at 12/27/98      Price
---------------------------------------------------------------------------------------------
$9.00 to $11.33          211,953         7.10 years    $   9.42       160,839      $   9.45
$15.50 to $19.50         133,014         8                16.70        66,507         16.70
$22.75 to $26.50          86,900         9                24.13        46,100         23.49
$16.25 to $24.50         265,300         10               17.14          - -           - -
                         -------         ----           -------       -------       -------
                         697,167         8.61 years     $ 15.58       273,446       $ 13.58
                         -------         ----           -------       -------       -------
                         -------         ----           -------       -------       -------




           Options exercisable and the weighted average exercise price for such options were 180,752 and $10.70 at December 28, 1997, respectively, and 112,163 and $9.04 at December 29, 1996, respectively.

      (c)  Preferred Stock

           The Company's charter authorizes 5,000,000 shares of preferred stock. At December 27, 1998, no preferred shares have been issued.

(7)  Income Taxes

     Income tax expense from earnings for each of the years in the three-year period ended December 27, 1998 consists of the following:

                                          State and
                              Federal      Local          Total
                              -------     ---------     --------
       1998:
          Current          $2,697,773      335,440     3,033,213
          Deferred          1,566,358      227,002     1,793,360
                            ---------      -------     ---------
       Income tax expense  $4,264,131      562,442     4,826,573
                            ---------      -------     ---------
                            ---------      -------     ---------



                                          State and
                              Federal      Local          Total
                              -------     ---------     --------
       1997:
          Current          $2,366,445      575,656     2,942,101
          Deferred            480,678       94,971       575,649
                            ---------      -------     ---------
       Income tax expense  $2,847,123      670,627     3,517,750
                            ---------      -------     ---------
                            ---------      -------     ---------

       1996:
          Current          $1,231,168      304,201     1,535,369
          Deferred            468,355      158,273       626,628
                            ---------      -------     ---------
       Income tax expense  $1,699,523      462,474     2,161,997
                            ---------      -------     ---------
                            ---------      -------     ---------

     Total income taxes for each of the years in the three-year period ended December 27, 1998, are allocated as follows:

                               1998          1997         1996
                            ---------     ---------    ---------

       Income tax expense
        from earnings      $4,826,573      3,517,750    2,161,997
       Shareholders equity
        tax benefit
        derived from stock
        options exercised    (246,698)      (146,457)     (16,654)
                            ---------      ---------    ---------

       Total income taxes  $4,579,875      3,371,293    2,145,343
                            ---------      ---------    ---------
                            ---------      ---------    ---------

     The effective rate of income tax expense is 36.5% in 1998, 34.6% in 1997, and 34.3% in 1996. The actual income tax expense differs from the "expected" tax expense (computed by applying U.S. Federal corporate income tax rate of 34% to earnings before taxes) as follows:

                               1998          1997         1996
                            ---------     ---------    ---------

Computed "expected" tax
  expense                  $4,490,660     3,452,111    2,145,590
Increase (deduction) in
  income tax resulting from:
    State and local income
     taxes, net of federal
     income tax benefit       371,212       442,614      305,233
    Tax exempt interest
     income                   (59,803)     (145,920)    (105,591)
    Utilization of tax
     credits                 (217,642)     (160,719)    (103,031)
    Dividends received        (37,449)      (43,812)       - -
    Non-deductible merger
     expenses                 209,232          - -         - -
    Other                      70,363       (26,524)     (80,204)
                            ---------     ---------    ---------

Income tax expense         $4,826,573     3,517,750    2,161,997
                            ---------     ---------    ---------
                            ---------     ---------    ---------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at December 27, 1998 and December 28, 1997, are as follows:

                                          1998          1997
                                        --------     ----------
    Deferred tax assets:
      Insurance reserve, not yet
       deductible for tax purposes      $16,382         30,521
      State tax credit carryforwards     41,530           - -
                                         ------         ------
    Total gross deferred tax asset       57,912         30,521
                                         ------         ------

    Deferred tax liabilities:

      Plant and equipment, principally
       due to differences in
        depreciation and capitalized
         lease amortization           2,091,232      1,191,299

      Preopening costs, due to costs
       in excess of amortization      1,283,517        362,699
                                      ---------        -------

      Total gross deferred tax
       liability                      3,374,749      1,553,998
                                      ---------      ---------

      Net deferred tax liability     $3,316,837      1,523,477
                                      ---------      ---------
                                      ---------      ---------

     The net deferred tax liability is presented in the December
     27, 1998 and December 28, 1997 balance sheets as follows:

                                         1998            1997
                                      ----------      ---------

      Current deferred tax liability   $ 1,225,605   $   332,178
      Noncurrent deferred tax liability  2,091,232     1,191,299
                                        ----------     ---------

      Net deferred tax liability       $ 3,316,837    $1,523,477
                                        ----------     ---------
                                        ----------     ---------


(8)  Franchising


     In January 1996 and March 1997, respectively, the Company entered into franchise agreements with two separate entities controlled by significant shareholders. The agreements provide for the franchising of Logan's Roadhouse restaurants in select market areas which are not in the Company's immediate expansion plans. Pursuant to the terms of such agreements, one franchisee obtained the exclusive right to develop within certain counties of Arkansas, Oklahoma and Texas until December 31, 2000, and the other franchisee obtained the exclusive right to develop within the states of North Carolina and South Carolina and Augusta, Georgia until March 31, 2002. Each agreement is subject to automatic renewal for an additional five-year term upon the satisfaction of certain conditions. The agreements require the franchisee to pay an initial $30,000 franchise fee and a monthly royalty fee of 3% of gross sales. In addition, the Company may require the franchisees to contribute up to 1% of gross sales to the Company's general advertising account and expend on an annual basis up to 3% of gross sales for local promotional activities, subject to the approval of the Company. The Company is obligated to provide a three week training program for a fee ranging from $45,000 to $55,000 per restaurant. The franchisees are responsible for all expenses incurred by its personnel while training, including travel and living expenses. Income relating to the franchise agreements for the three fiscal years ended December 27, 1998, was $305,902, $204,079 and $124,742, respectively.

     Management is also considering other franchising opportunities on a limited basis in areas which are not in the Company's immediate expansion plans, and has had preliminary discussions with third parties.

(9)  Commitments and Contingencies

     At December 27, 1998, the Company has ten restaurants under construction. Management estimates that the remaining costs to complete the construction, including furniture, fixtures, and equipment, are $16.8 million.

     The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. Except as to the litigation discussed in note 12, in the opinion of management, the ultimate liability with respect to those claims will not materially affect the financial position or results of the Company's operations.

(10) Earnings Per Share

     The following is a reconciliation of basic and diluted earnings per share:

                                 Income       Shares    Per Share
                              (Numerator) (Denominator)  Amount
                               _________   ___________ __________
                             For the Year Ended December 27, 1998
                             ____________________________________
Basic EPS
Income available to common
  shareholders               $ 8,381,250    7,170,831    $  1.17
                                                          ______
                                                          ______
Effect of Dilutive Securities
  Stock options                  - -          201,443
                                ________     ________
Diluted EPS
  Income available to common
   shareholders               $8,381,250    7,372,274     $ 1.14
                                ________     ________     ______
                                ________     ________     ______

                             For the Year Ended December 28, 1997
                             ____________________________________
Basic EPS
  Income available to common
   shareholders              $6,635,518     6,505,194     $ 1.02
                                                          ______
                                                          ______
Effect of Dilutive Securities
  Stock options                  - -          220,345
                               ________      ________
Diluted EPS
  Income available to common
   shareholders              $6,635,518     6,725,539     $ 0.99
                              ________       ________     ______
                              ________       ________     ______

                             For the Year Ended December 29, 1996
                             ____________________________________
Basic EPS
  Income available to common
   shareholders              $4,148,561     5,652,354     $ 0.73
                                                          ______
                                                          ______
Effect of Dilutive Securities
  Stock options                   - -         173,414
                               ________      ________

Diluted EPS
  Income available to common
   shareholders              $4,148,561     5,825,768     $ 0.71

                              ________       ________     ______
                              ________       ________     ______


     For the years ending December 27, 1998 and December 28, 1997, options to purchase a weighted average of 114,100 and 55,039 shares, respectively, of the Company's common stock were excluded from the computation of diluted earnings per share as these options were anti-dilutive for such period.

(11) Year 2000

     As the year 2000 approaches, a critical business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Many existing application software products in the marketplace were designed to accommodate only two-digit date entries. Beginning in the year 2000, these systems and products will need to be able to accept four-digit entries to distinguish years beginning with 2000 from prior years. As a result, computer systems and software used by many companies may need to be upgraded to comply with such Year 2000 requirements. The Company has developed a plan to minimize the risk that its operations will be adversely affected by Year 2000 software failures and is in the process of preparing for Year 2000. Management believes that the Company's critical information technology software applications are Year 2000 compliant. As of December 27, 1998, the Company has a known issue regarding an operating system requiring an update from the manufacturer which it expects will be installed no later than April 30, 1999. During the first quarter 1999, the Company will be performing Year 2000 checks on all PC's to ensure that all hardware is compliant. Management believes that less than 20% of the Company's PC's may be affected, requiring an immaterial amount of funds to be expended. Through December 27, 1998, the Company has not incurred any significant costs in connection with Year 2000 compliance and expects to incur costs of approximately $5,000 on normal system software and equipment upgrades separate from the Year 2000 issue which the Company anticipated incurring and budgeted in the normal course of business.

     The Company has been informed by its principal supplier that as of December 31, 1998, it is Year 2000 compliant. The Company's other food product suppliers are primarily comprised of small, local vendors, some of whom do not use computer-based systems for distribution and billing. In any event, management of the Company believes that any unresolved Year 2000 issues facing such vendors would not materially affect the Company. Finally, management of the Company plans to contact the utility companies providing services to its restaurants during 1999 to ensure that such service providers are or expect to be Year 2000 compliant so that no restaurant will experience an interruption of service as a result of any Year 2000 compliance problem.

     The malfunction or complete failure of the Company's systems would likely have a material adverse effect on the results of operations and financial condition of the Company. The Company currently does have a contingency plan to address the failure of the Company's systems or the systems of its principal food supplier to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time. The Company's statements regarding Year 2000 issues are dependent on many factors, some of which are beyond the Company's control. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity or financial condition.

(12) Merger Agreement and Subsequent Events

     On December 10, 1998, the Company entered into a definitive merger agreement whereby the Company agreed to merge with CBRL Group, Inc. (CBRL). The transaction is expected to be accounted for as a purchase. Under the terms of the merger agreement, CBRL purchased all of the outstanding shares of common stock of the Company for $24.00 per share in cash, an aggregate purchase price of approximately $179 million.
     Among other things, the merger agreement provides that all outstanding options to acquire common stock of the Company become exercisable at the exercise price set forth in such options and convert into the right to receive $24 per share in cash. The accompanying statement of earnings for the year ended December 27, 1998 reflects $615,389 of costs incurred by the Company through the end of fiscal year 1998 associated with the proposed merger. Additional merger related transaction costs will be incurred by the Company, including fees to the Company's investment advisor payable at the closing date.

     On January 13, 1999, an action was filed naming as defendants the Company, its directors and its investment advisor in connection with the merger. The plaintiff sought to enjoin the merger, or alternatively, recover damages in the event the merger was consummated. The plaintiffs claimed, among other things, that the merger consideration was unfair and inadequate. On February 2, 1999, the court denied plaintiff's motion to enjoin the meeting of the Company's shareholder to vote on the merger.

     On February 5, 1999, a majority of the Company's shareholders voted to approve the merger at a special meeting of shareholders.

     On February 8, 1999, the merger agreement was amended to, among other things, set February 16, 1999 as the closing date for the merger. On such date the Company entered into a Memorandum of Understanding pursuant to which the parties agreed in principle to settle the aforementioned litigation. The proposed settlement is subject to, among other things, court approval. Management estimates that the agreement in principle to settle the litigation will result in the Company incurring costs of approximately $1,200,000. The Company is in discussions with its insurance providers to determine what portion of these costs, if any, may be recovered by the Company. The accompanying financial statements do not reflect a provision for loss related to this proposed settlement.

     On February 16, 1999, the merger was consummated.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CBRL GROUP, INC.


Date: June ___, 1999              By: /s/ James F. Blackstock
                                          James F. Blackstock
                                          Vice President, General
                                          Counsel and Secretary